Exhibit 99.1

CĪON INVESTMENT CORPORATION COMMENCES OPERATIONS

FOR IMMEDIATE RELEASE
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NEW YORK, NY (December 17, 2012) – CĪON Investment Corporation, an ICON Investments company, announced today that it has successfully met its minimum offering requirement of $2.5 million in capital raised, admitted its initial public investors as stockholders and officially commenced its operations.  CĪON is a publicly registered, unlisted business development company primarily focused on investing in the senior secured debt of private U.S. middle market companies.  CĪON is managed by CĪON Investment Management, LLC and sub-advised by Apollo Investment Management, L.P., a subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading alternative investment manager with approximately $110 billion in assets under management as of September 30, 2012. CĪON has registered $1.0 billion of shares of its common stock for public sale in a continuous offering.  CĪON intends to accept subscriptions on a continuous basis and issue shares following its semi-monthly closings.

“We believe that CĪON will benefit from the combination of Apollo's leadership position as an alternative investment manager and ICON's core strengths as a distributor and manager of credit oriented products. We believe that CĪON provides retail investors the opportunity to access Apollo's U.S. private debt expertise and to directly participate in the exciting opportunities we are seeing in middle market loans,” said Leon Black, Chairman and CEO of Apollo Global Management.

“Today’s announcement evidences ICON Investments’ commitment to delivering best in class and unique alternative investments for the intermediary channel. We are very excited about CĪON and the tremendous possibilities that our partnership with Apollo creates for the individual investor,” stated Mark Gatto, Co-CEO of ICON Investments.

About CĪON Investment Corporation

CĪON is a middle-market loan fund that is structured as a publicly registered, unlisted business development company, or BDC.  CĪON expects to offer individual investors the opportunity to invest primarily in the senior-secured debt of private U.S. middle market companies.  CĪON intends to leverage the experience of its adviser – CĪON Investment Management, LLC, an ICON Investments company – and its sub-adviser – Apollo Investment Management, L.P., a subsidiary of Apollo Global Management, LLC – to meet its investment objective of generating current income and, to a lesser extent, long-term capital appreciation for its investors.  For more information, please visit www.cioninvestmentcorp.com.

About ICON

ICON Investments provides innovative alternative investment solutions to individual and institutional investors through publicly-registered programs, private funds, and separately managed accounts.  As part of its business strategy, ICON has a growing suite of integrated alternative solutions for the intermediary channel, which currently includes: ICON ECI Fund 15, ICON ECI Partners Funds, ICON Oil & Gas Fund, and CĪON.  ICON and its affiliates have managed investments for more than 58,000 investors and made more than $4.3 billion in total investments. ICON distributes its current sponsored offerings through its affiliated dealer manager, ICON Securities Corp.  For more information, please visit www.iconinvestments.com.

About Apollo

Apollo Global Management, LLC together with its subsidiaries (“Apollo”) is a leading global alternative investment manager with offices in New York, Houston, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $110 billion as of September 30, 2012, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Forward Looking Statements

The information in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are identified by words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions, including references to assumptions and forecasts of future results. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  CĪON undertakes no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in its expectations.

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